EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Amendment No. 2 to the Schedule 13G to which this Agreement is attached is filed on behalf of each one of them pursuant to Rule 13d-1(k)(1)(iii).  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute on instrument.

Dated: February 14, 2008

/s/ Daniel C. Breeden, Jr.
Daniel C. Breeden, Jr.

AAI/SPJ TRUST DATED THE
21st DAY OF APRIL, 1998

	By:	/s/ Daniel C. Breeden, Jr.
Daniel C. Breeden, Jr.
Trustee

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